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                                                            Exhibit 10.13

                         GWYNEDD HALL - SENTRY PARK WEST








                                  OFFICE LEASE

                                     BETWEEN

        SENTRY WEST JOINT VENTURE, AN ILLINOIS JOINT VENTURE ("LANDLORD") by its agent, Equity Office Properties, Inc.


                                       AND


          INSTITUTE FOR BIOLOGICAL RESEARCH AND DEVELOPMENT ("TENANT")

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                                TABLE OF CONTENTS

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I.       Basic Lease Information-Definitions......................................................................4

II.      Lease Grant..............................................................................................7

III.     Adjustment of Commencement Date/Possession...............................................................7

V.       Rent....................................................................................................10

VI.      Security Deposit........................................................................................11

VII.     Services to be Furnished by Landlord....................................................................11

VIII.    Leasehold Improvements..................................................................................14

IX.      Graphics................................................................................................15

X.       Repairs and Alterations by Tenant.......................................................................15

XI.      Use of Electrical and HVAC Services by Tenant...........................................................16

XII.     Entry by Landlord.......................................................................................17

XIII.    Assignment and Subletting...............................................................................17

XV.      Indemnity and Waiver of Claims..........................................................................20

XVI.     Tenant's Insurance......................................................................................21

XVII.    Subrogation.............................................................................................23

XVIII.   Landlord's Insurance....................................................................................23

XIX.     Casualty Damage.........................................................................................24

XX.      Demolition..............................................................................................26

XXI.     Condemnation............................................................................................26

XXII.    Events of Default.......................................................................................27


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
XXIII.   Remedies................................................................................................28

XXIV.    LIMITATION OF LIABILITY.................................................................................30

XXV.     No Waiver...............................................................................................30

XXVI.    Event of Bankruptcy.....................................................................................31

XXVII.   Quiet Enjoyment.........................................................................................32

XXVIII.  Relocation..............................................................................................32

XXIX.    Holding Over............................................................................................32

XXX.     Subordination to Mortgages..............................................................................32

XXXI.    Attorney's Fees.........................................................................................34

XXXII.   Notice..................................................................................................34

XXXIII.  Intentionally Omitted...................................................................................35

XXXIV.   Excepted Rights.........................................................................................35

XXXIV.   Surrender of Premises...................................................................................35

XXXV.    Miscellaneous...........................................................................................36


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                             OFFICE LEASE AGREEMENT

         This Office Lease Agreement (the "Lease"), is made and entered into as of the first day of FEBRUARY, 1994, by and between Sentry West Joint Venture, an Illinois joint venture ("Landlord") by its Agent, Equity Office Properties, Inc. and Institute for Biological Research and Development, a Delaware corporation ("Tenant").

I. BASIC LEASE INFORMATION-DEFINITIONS.

         A. The following is some of the basic lease information and defined terms used in this Lease.

                   1. "Broker" means Grubb & Ellis.

                   2. "Building" shall mean the office building located at 1777 Sentry Parkway West, Blue Bell, Montgomery County, State of Pennsylvania, and commonly known as Gwynedd Hall -Sentry Park West.

                   3. The "Lease Term" shall mean a period of forty-eight (48) months commencing on the later to occur of (1) February 1, 1994 (the "Target Commencement Date") and (II) the date upon which Landlord Work in the Premises has been substantially completed, as such date is determined pursuant to Section III.A. hereof (the later to occur of such dates being defined as the "Commencement Date"). The "Termination Date" shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, Landlord, shall extend the Lease Term by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rental and Additional Bass Rental for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Lease Term (including any extension by Landlord pursuant to this subsection) and Termination Date shall be set forth in a Commencement Letter prepared by Landlord and executed by Tenant in accordance with the provisions of Section III.A. hereof.

                   4. "Guarantor(s)" shall mean Kuraya Yakumin and any other party that agrees in writing to guarantee the Lease.

                   5. "Landlord Work" shall mean the work, if any, that Landlord is obligated to perform in the Promises pursuant to the Work Letter Agreement

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attached hereto as Exhibit "C".

                   6. "Notice Addresses" shall mean the following addresses for Tenant and Landlord, respectively:

                   Tenant:
                   Prior to the Commencement Date, notices shall be sent to Tenant at the following address:

                   IBRD
                   2525 Campus Drive
                   Irvine, CA 92715
                   Attn: Dottie Soteriou

                   On or after the Commencement Date, notices shall be sent to Tenant at the Promises, with a copy to Tenant at the above address.

                   Landlord:
                   Sentry West Joint Venture
                   c/o FKB Management, Inc.
                   1777 Sentry Park West - Gwynedd Hall - Suite 301 Blue Bell, PA 19422
                   Attention:  Building Manager

                   With a copy to:
                   Equity Officer Property, Inc.
                   Two North Riverside Plaza
                   Suite 2200
                   Chicago, Illinois 60606
                   Attention:  General Counsel

                   Payments of Rent only shall be made payable to the order of Sentry West Joint Venture at the following address:

                   Sentry West Joint Venture
                   c/o FKB Management, Inc.
                   1777 Sentry Park West - Gwynedd Hall - Suite 301 Blue Bell, PA 19422

                   7. "Permitted Use" shall mean: General Office Use

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                   8. "Premises" shall mean the area located on the 1st floor of the Building and outlined on Exhibit A-2 attached hereto and Incorporated herein and known as Suite # 100.

                   9. "Prepaid Rental": Eleven Thousand, Seven Hundred Twenty-One and 50/100 Dollars ($11,721.50) payable by Tenant upon execution of this Lease by Tenant in accordance with Article V hereof.

                   10. "Rentable Area of the Premises" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant, without deduction for any columns or projections necessary to the Building, plus a proportionate share of any Common Areas located on the floor(s) on which the Premises is located and a proportionate share of the Building's public areas, management office, engineer's office and "Mechanical Spaces" i.e. spaces housing service areas, equipment and/or access corridors for HVAC and communications facilities, plumbing, fire protection and elevators. The Rentable Area of the Premises is deemed for all purposes under this Lease to be 11,032 square feet. The "Rentable Area of the Park" is deemed for all purposes under this Lease to be 216,000 square feet. The square footage amounts set forth for the Rentable Area of the Premises and the Rentable Area of the Park constitute a material part of the economic basis of this Lease and the execution thereof by Landlord and shall not be adjusted without the written consent of Landlord.

                   11. "Security Deposit" shall mean the sum of Eleven Thousand Seven Hundred Twenty-One and 50/100 Dollars ($11,721.50).

                   12. "Tenant's Pro Rate Share" shall mean 5.1074 percent (5.1074%), which is the sum derived by dividing the Rentable Area of the Premises by The Rentable Area of the Park and multiplying the result thereof by one hundred (100).

         B. The following are additional definitions of some of the defined terms used in the Lease.

                   1. "Basic Costs" shall mean the direct and indirect costs and expenses incurred in connection with the Park more fully defined in Exhibit B-2.

                   2. "Building Standard" shall mean the type, grade, brand,

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quality and/or quantity of materials Landlord designates from time to time to be the minimum quality and/or quantity to be used in the Park.

                   3. "Business Day(s)" shall mean Mondays through Fridays exclusive of the normal business holidays ("Holidays") of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day, and such other days as Landlord may designate which are then treated as business holidays at most comparable projects in Montgomery County.

                   4. "Common Areas" shall mean those areas provided for the common use or benefit of all tenants generally and/or the public, such as corridors, elevator foyers, common mail rooms, restrooms, vending areas, and lobby areas (whether at ground level or otherwise), and other similar facilities including the "Exterior Common Areas" as defined in Exhibit B-2.

                   5. "Maximum Rate" shall mean the greatest per annum rate of interest permitted from time to time under applicable federal and state law.

                   6. "Normal Business Hours" for the Park shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, exclusive of Holidays, and such other hours as Landlord may designate from time to time.

                   7. "Prime Rate" shall mean the per annum interest rate publicly announced by The First National Bank of Chicago from time to time (whether or not charged in each instance) as its prime or base rate.

                   8. "Park" shall mean the area described on Exhibit A-2 attached hereto and all improvements located thereon, including, without limitation, the Building and the following buildings: Meriontowle Hall, Abington Hall, Provident Bank Building and Dublin Hall.

II. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises. Subject to the terms and conditions of this Lease, Landlord shall provide to Tenant possession and enjoyment of the Premises and the non-exclusive use of the "Common Areas" (as defined in Article I of this Lease) during the period commencing on the Commencement Date and ending on the expiration or earlier termination of this Lease.

III. ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

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         A. If Landlord is performing Landlord Work in the Premises, the Lease
Term shall not commence until the later to occur of the Target Commencement Date and the date that Landlord has substantially completed the Landlord Work; provided, however, that if Landlord shall be actually delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a "Delay"):

                   1. Tenant's failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval or Information within any time period prescribed, or if no time period is prescribed, then within three (3) Business Days of such request; or

                   2. Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed in writing by Landlord that such materials, finishes or installations will cause a Delay; or

                   3. Changes in any plans and specifications made at the request of Tenant, in writing; or

                   4. The performance by a person or entity employed by Tenant in the completion of any work (all such work and such persons or entities being subject to the prior approval of Landlord) which unreasonably interferes with the construction of the Landlord Work; or

                   5. Any request by Tenant in writing that Landlord delay the completion of any of the Landlord Work; or

                   6. Any breach or default by Tenant In the performance of Tenant's obligations under this Lease; or

                   7. Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Landlord Work; or

                   8. Any other delay chargeable to unreasonable acts or omissions of Tenant, its agents, employees or independent contractors;

then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that said Landlord Work would have been substantially completed absent the net effect of such Delay(s). The Landlord Work shall be deemed to be substantially completed on the date

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that is five (5) business days following receipt by Tenant of a factually correct written notice from Landlord that all of the following have occurred (or would have occurred absent any Delays): (a) Landlord has tendered possession of the Premises to Tenant; (b) Landlord's Work has been completed, other than any details of construction, mechanical adjustment or any other matter in the nature of punch-list items, the existence of which does not interfere with Tenant's use of the Premises; (c) a Temporary Certificate of Occupancy is in effect with respect to the Premises; (d) the Common Areas are completed and operating (including without limitation all parking facilities); and (e) all of the services and utilities to the Premises and the Common Area ware operating. Except as provided below with respect to Tenant's termination rights, the adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Rent shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Landlord's determination of the Commencement Date shall, if not disputed by Tenant within five (5) Business Days after Tenant's receipt of the "Commencement Letter" (defined below), be final and binding on all parties for all purposes, Including, without limitation, determination of the date of commencement of the Lease Term and of Tenant's obligation to pay Rent hereunder. Promptly after the determination of the Commencement Date by Landlord, Landlord shall prepare a letter agreement (the "Commencement Letter") setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. Tenant, within five Business (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord. Notwithstanding anything herein to the contrary, Landlord shall use reasonable efforts to cause the Commencement Date to occur on or before February 1, 1994, or as soon thereafter as is reasonably practicable. In the event that the Commencement Date does not occur, for any reason other than Tenant Delays or Force Majeure delays, on or before May 1, 1994, then Tenant, as its sole remedy, shall be entitled to terminate this Lease by irrevocable written notice to Landlord on or before the earlier to occur of the 15th day thereafter and the day before the Commencement Date occurs. In the event that the Commencement Date does not occur, for any reason other than Tenant Delays (including any Force Majeure reason) on or before July 1, 1994, Tenant, as its sole remedy, shall be entitled to terminate this Lease by irrevocable written notice to Landlord on or before the earlier to occur of the 15th day thereafter and the pay prior to the Commencement Date.

         B. Subject to latent defects and the completion or correction of any items of Landlord Work set forth on a construction punchiest jointly prepared

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by Landlord and Tenant in good faith based on a walk through of the Premises within fifteen (1 5) days after substantial completion (or subsequently disclosed on a second punchiest prepared within forty-five (45) days after substantial completion), by taking possession of the Premises, Tenant is deemed to have:

                   1. accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition or suitability of the Premises or of the Building for Tenant's use thereof; and

                   2. agreed that Landlord has no obligation to clean, decorate, alter, remodel, Improve or repair the Premises or the Building unless said obligation is specifically set forth in this Lease. Landlord agrees to proceed in good faith to complete or correct any items set forth on the punchiest. Notwithstanding the foregoing to the contrary, Landlord shall not be responsible for the correction of any latent defects in Tenant's equipment or other personal property, even if such equipment or personal property was installed by Landlord as part of the Landlord Work.

         C. Notwithstanding anything to the contrary contained in the Lease, Landlord shall not be obligated to tender possession of any Offering Space or Refusal Space that is occupied by a third party on the date that Landlord would otherwise be required to deliver possession, nor shall Landlord have any other obligations to Tenant under this Lease with respect to such space until the date
Landlord: 1. recaptures such space from such existing tenant or occupant; and 2. regains the legal right to possession thereof. This Lease shall not be affected by any such failure to deliver possession and Tenant shall have no claim for damages against Landlord as a result thereof, all of which are hereby waived and released by Tenant. Notwithstanding the foregoing, Landlord agrees to proceed in good faith and with due diligence to obtain possession of any such Offering Space or Refusal Space. In such event, the commencement date for such space shall be postponed until the date Landlord delivers possession of the Premises to Tenant and any other commencement conditions are satisfied.

         D. So long as such work does not interfere with the completion of Landlord's Work, Tenant shall have the right prior to the Commencement Date to enter the Premises to install Tenant's communication and computer systems. Landlord shall cooperate with Tenant in scheduling performance of the Landlord's Work so that Tenant's communication and computer systems can be installed as efficiently as possible. Tenant's entry into the Premises prior to the Commencement Date for the purpose of installing its

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communication and computer systems shall be subject to all of the terms and conditions of this Lease, including, without limitation, the insurance and indemnity provisions, but no Base Rental or Additional Base Rental shall accrue until the Commencement Date. If Tenant enters the Premises prior to the Commencement Date for the purpose of conducting its business therein such possession shall be subject to all of the terms and conditions of the Lease and Tenant shall pay Base Rental and Additional Base Rental to Landlord on a per diem basis for each day of occupancy prior to the Commencement Date.

IV. USE. The Premises shall be used for the Permitted Use and for no other purposes. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant shall conduct its business and control its agents, servants, contractors, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants, or in any way interfere with Landlord in the management and operation of the Building. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the operation of Tenant's business and to the use, condition, configuration or occupancy of the Premises, including without limitation, the Americans with Disabilities Act. Notwithstanding the foregoing, nothing herein shall be construed to require Tenant to make structural changes to the Park or Premises, including changes to windows, sprinkler heads and other Building systems and structural elements of the Project or Premises, unless such changes are required as a result of the specific nature of Tenant's use (as opposed to general office use) or because of the specific nature of any alterations, additions or improvements performed by Tenant or contractors retained directly by Tenant, nor shall Tenant be responsible for the cost of compliance except and only to the extent such cost is included as a Basic Cost pursuant to the terms of this Lease. Tenant will comply with the rules and regulations of the Building adopted and altered by Landlord from time to time and will use reasonable efforts to cause all of its agents, servants, contractors, employees, customers, licensees and invitees to do so, provided that Landlord has delivered to Tenant a copy of such rules and regulations and that such rules and regulations (a) do not materially interfere with Tenant's use of the Premises or the Common Areas, and (b) do not unreasonably require Tenant to pay or incur any additional monetary obligations or liabilities. Landlord shall not enforce the rules and regulations in a discriminatory manner against Tenant, and Landlord shall use reasonable efforts to enforce the rules and regulations against other tenants of the Park to the extent necessary to avoid

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interference by such other tenants with Tenant's use and enjoyment of the
Premises and Common Areas. All changes to such rules and regulations will be sent by Landlord to Tenant in writing. A copy of the existing rules and regulations is attached hereto as Exhibit D and made a part hereof. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease to deliver up the Premises to Landlord in accordance with Article XXXV hereof. Landlord, to the best of its knowledge, represents and warrants to Tenant that, as of the Commencement Date, the Premises (exclusive of any aspects of the Premises installed by Tenant), the Building and the Common Areas shall comply with each applicable law, ordinance, order, rule or regulation of any governmental body including, without limitation, the Americans with Disabilities Act (ADA). Landlord shall be responsible for complying with any such law, ordinance, order, rule or regulation with respect to the Common Areas, the Building systems and the Building (other than requirements resulting from changes in laws following the Commencement Date to the extent that such requirements relate to Leasehold Improvements in the Premises which do not constitute part of the Building systems or structure, which requirements shall be Tenant's responsibility); provided that Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by law. Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or Improvements necessary to comply with the terms of any final order or judgment, provided that if Landlord elects not to contest any alleged violation, Landlord will promptly make all repairs, additions, alterations or improvements necessary to comply with the notice of violation.

V. RENT.

         A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction whatsoever, the full amount of all Base Rental payments, and any adjustments thereof, due in accordance with the rental schedule set forth in Exhibit B-1 hereof (the "Base Rental"), the full amount of all payments of Additional Base Rental due in accordance with Exhibit B-2 hereof (the "Additional Base Rental") and all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant's request), all of which hereinafter may be collectively called "Rent." Except as otherwise provided herein, the Base Rental and Additional Bass Rental for each calendar year or

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portion thereof during the Lease Term, shall be due and payable in advance in equal monthly installments on the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rental and Additional Base Rental to Landlord without demand, provided that the installment of Base Rental for the first full calendar month of the Lease Term shall be payable upon the execution of this Lease by Tenant. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and Additional Base Rental for such month or months shall be prorated, based on the number of days in such month. All such payments shall be by a good and sufficient check. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct amount of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of any Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. Except as otherwise specifically provided herein, Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

         B. All Rent not paid within five (5) days after such amount was due and payable shall bear interest from the date due until paid (unless Tenant explains to Landlord in writing, in reasonable detail, that such delay resulted from a good faith error by Tenant) at the lesser of (1) ten percent (10%) per annum or
(2) the Maximum Rate. In addition, if Tenant fails to pay any installment of Base Rental, Additional Base Rental or any other item of Rent within five (5) business days after written notice from Landlord that such amount was not paid when due and payable hereunder, a service fee equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord; provided that such five (5) business-day period shall be ten (10) business days for the first late charge imposed hereunder in any calendar year.

VI. SECURITY DEPOSIT. INTENTIONALLY OMITTED.

VII. SERVICES TO BE FURNISHED BY LANDLORD.

         A. Subject to the provisions of Article XI below, Landlord, as part of

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Basic Costs, agrees to furnish Tenant the following services:

                  1. Hot and cold water in the Common Area lavatories and cold water at those points of supply provided for general use of tenants in the Building, central heat and air conditioning in season, at such temperatures thermostatically controlled by Tenant and in such amounts as are considered by Landlord to be standard for buildings of similar class, size, age and location, or as required by governmental authority. Notwithstanding the foregoing, Tenant acknowledges that electricity to the Promises is separately metered and that the electricity consumed in connection with supplying HVAC service to the Premises is included on such meter and billed directly to Tenant in accordance with the provisions of Article XI of this Lease. Notwithstanding the foregoing, if Tenant requires HVAC service after Normal Business Hours, in addition to the cost of electricity consumed, Tenant shall be required to pay Landlord a separate charge for the cost incurred by Landlord for operating its water source heat pumps and related equipment. Such additional costs shall be measured by a separate override meter and allocated proportionally between Tenant and any other tenants of the Building, if any, that requested after hours HVAC service for those hours during which such service is being supplied to Tenant. Tenant shall pay Landlord for such additional costs upon demand as additional Rent.

                  2. Routine maintenance and electric lighting service for all Common Areas of the Building in the manner and to the extent; and replacement of building standard fluorescent tubes, light bulbs and ballasts in the Premises as required as a result of normal usage standard for buildings of similar class, size, age and location.

                  3. Janitor service on Business Days in accordance with the schedule attached hereto as Exhibit H (or such reasonably comparable specifications designated by Landlord from time to time); provided, however, if Tenant's use, floor covering or other improvements require special services, Tenant shall, at Landlord's option, either (i) retain its own contractors (which contractor shall be subject to Landlord's reasonable approval) to do such work or, (ii) pay the additional cost reasonably attributable thereto as additional Rent upon presentation of statements therefor by Landlord. Upon request from Tenant, Landlord shall provide Tenant with a copy of its then current janitorial and cleaning specifications.

                  4. Elevator service in common with other tenants of the Building for ingress and egress to and from the floor of the Promises during Normal Business Hours, provided that, subject to force majeure, at least one

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(1) elevator shall be available to serve the Premises 24 hours per day, 7 days a week.

                  5. Snow removal and ice treatment as necessary to provide the parking required hereunder and access to the Premises.

                  Subject to Landlord's reasonable rules and regulations and temporary closures for emergency purposes, Tenant shall have access to its parking and the Premises 24 hours per day, 7 days per week.

         B. Except for the alteration, maintenance and repair responsibilities of Tenant with respect to the Premises which are expressly set forth in this Lease, Landlord shall operate and maintain the Building and the Park in accordance with all applicable laws, with all requirements of any applicable board of property insurance underwriters (to the extent necessary for Landlord to maintain the insurance required hereunder), and with the standards prevailing from time to time for projects of similar class, size, age and location, and, in any event, in as good a condition as at the time this Lease is executed by Landlord and Tenant, reasonable wear and tear excepted. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations, Force Majeure (as hereinafter defined) or any other causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as an eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery, but except as otherwise expressly provided herein, Tenant shall have no claim for offset or abatement of Rent or damages on account of an interruption in service or resulting therefrom. To the extent reasonably possible based on the nature of the work to be performed, Landlord shall schedule the performance of any repairs, improvements or alterations that will result In an interruption of service for non Business Days or after Normal Business Hours. Landlord's entire obligation with respect to the repair and maintenance of the Premises are set forth In this Lease.

         C. Notwithstanding anything to the contrary contained in this Section VII if (I) Landlord ceases to furnish any utility or service to the Premises, Building or Common Areas or any damaged or dysfunctional aspect of the Premises, Building or Common Areas which is not Tenant's repair

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responsibility interferes with Tenant's use or the Premises and Tenant notifies
Landlord of such cessation in writing (the "Interruption Notice'), (II) such cessation or other problem does not arise as a result of an act or omission of Tenant, (III) such cessation or other problem is not caused by a fire or other casualty (in which case Article XIX shall control), (iv) the repair or restoration of such cessation or other problem Is reasonably within the control of Landlord, and (v) as a result of such cessation or other problem, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant Is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant's sole remedy shall be as follows: on the third (3rd) consecutive business day following the later to occur of the date the Premises (or material portion thereof) becomes untenantable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Base Rental and Additional Base Rental payable hereunder shall be abated on a per them basis for each day after such three (3) business day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again. Landlord agrees to proceed in good faith and with due diligence to correct any such interruption of service or other problem. If, as a result of any such interruption in services or other problem, all or any part of the Premises are rendered untenantable for more than 30 consecutive days (or such longer period as may be necessary to cure [not to exceed 60 days]) or more than 60 days (in the aggregate) in any lease year, Tenant may, at Tenant's option, by 30 days' prior written notice given to Landlord at any time after such 30th day (as the same may be extended) or 60th day, as applicable, and before the Premises are again usable, terminate this Lease.

         D. Notwithstanding anything to the contrary contained in this Section VII.B. if (I) Landlord ceases to furnish any utility or service to the Premises, Building or Common Areas or any damaged or dysfunctional aspect of the Premises, Building or Common Areas which is not Tenant's repair responsibility interferes with Tenant's use or the Premises and Tenant notifies Landlord of such cessation In writing (the "Interruption Notice"), (II) such cessation or other problem does not arise as a result of an act or omission of Tenant, (III) such cessation or other problem is not caused by a fire or other casualty (in which case
Article XIX shall control), (iv) the repair or restoration of such cessation or other problem IS NOT reasonably within the control of Landlord, and (v) as a result of such cessation or other problem, the Premises or a material portion thereof, is rendered untenantable (meaning that Tenant is unable to use the Premises in the normal course of its business) and Tenant in fact ceases to use the Premises, or material portion thereof, then, Tenant's sole remedy shall be as follows: on the fifteenth (15th) consecutive business day following the later to occur of the date the Premises (or material portion thereof) becomes untenable, the date Tenant ceases to use such space and the date Tenant provides Landlord with an Interruption Notice, the Base Rental and Additional Base Rental payable hereunder shall be abated on a per diem basis for each day after such fifteen (15) business day period based upon the percentage of the Premises so rendered untenantable and not used by Tenant, and such abatement shall continue until the date the Premises become tenantable again. Landlord agrees to proceed in good faith and with due diligence to correct any such Interruption of service or other problem. If, as a result of any such interruption in services or other problem, all or any part of the Premises are rendered untenantable for more than 130 consecutive days, Tenant may, at Tenant's option, by 30 days' prior written notice given to Landlord at any time after such 130th day and before the Premises are again usable, terminate this Lease. Notwithstanding anything in Section VII.C. or the VII.D. to the contrary, it is understood and agreed that Landlord shall be entitled to take whatever action is necessary to restore the interrupted services, including, without limitation, the installation of a temporary generator to provide electrical service to the Building, providing portable washroom facilities, etc. and, upon such restoration of services, Tenant's obligation to pay Rent shall commence, provided that (x) if Landlord elects to restore services by such temporary measures, Landlord shall continue to provide such temporary services until the interrupted services in question are restored, and (y) the furnishing of temporary services shall not relieve Landlord of its obligation to proceed in good faith to perform any necessary repairs, replacements or other work that is necessary to restore the services in question.

         E. Tenant expressly acknowledges that If Landlord, from time to time, elects to provide security services, Landlord shall not be deemed to have warranted the efficiency of such security personnel, service, procedures or equipment and Landlord shall not be liable in any manner for the failure of any such security personnel, services, procedures or equipment to prevent or control, or apprehend any one suspected of personal injury or property damage in, on or around the Park.

VIII. LEASEHOLD IMPROVEMENTS.

         A. Except as otherwise specifically provided elsewhere in this Lease or in the Work Letter Agreement, if any, attached hereto as Exhibit C and Incorporated herein, all Installations and Improvements now or hereafter placed on or In the Premises shall be for Tenant's account and at Tenant's cost, which cost shall be payable by Tenant to Landlord upon demand as additional

Rent.

         B. Any and all alterations, additions and improvements to the Premises, all attached furniture, equipment and non-trade fixtures (collectively, "Leasehold Improvements") shall, to the extent included In the Landlord Work, be owned and insured by Landlord and shall remain upon the Premises, all without compensation, allowance or credit to Tenant. Any unattached and movable equipment or furniture, trade fixtures or other personalty of Tenant, including computer, communications and security systems, and the wiring therefor, ("Tenant's Property") shall be owned and insured by Tenant, provided that Tenant shall also be required to insure any additions, alterations and improvements performed to the Premises subsequent to the performance of the Landlord Work by Landlord. Landlord may, nonetheless, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant (other than the Landlord
Work) and all electronic, phone and data cabling as are designated by Landlord (the "Required Removables") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables on or before the expiration or earlier termination of this Lease and repair any damage caused by such removal. If Tenant fails to remove the Required Removables after Landlord's request therefor, Landlord may remove, store or dispose of the Required Removables at Tenant's cost, and repair any damage caused by such removal and Tenant shall pay Landlord as additional Rent hereunder, on demand, all such costs.

IX. GRAPHICS. Landlord shall provide and Install, at Tenant's cost, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be In the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent.

X. REPAIRS AND ALTERATIONS BY TENANT.

         A. Without limiting the generality of Section VII.B, above, Landlord shall diligently maintain and repair all aspects of the Premises which are structural or which relate to the Building systems, including without limitation the separate HVAC system for Tenant's computer area(s) and drug room, provided that, except with regard to the separate HVAC system, Tenant shall be responsible for any plumbing, electrical and other systems to the extent that they are located within the Premises and serve Tenant exclusively, e.g. any separate sink or shower installed in the Premises. Notwithstanding the foregoing, Landlord hereby represent and warrants that the separate sink and shower currently located on the Premises are in good working order and condition and, in addition, Landlord agrees that it will be responsible for making any repairs to such sink and shower during the first ninety (90) days of the Lease Term. Tenant shall keep the interior of the Premises in good condition, and shall diligently maintain and repair all nonstructural aspects of the Premises not included in Landlord's obligations, above. Any such repairs by either party shall restore the Premises to as good a condition as it was in prior to the occurrence of the applicable damage or other problem. If Tenant fails to make any repair which is Tenant's responsibility with reasonable diligence, and in the event that such failure impairs the use or enjoyment of the Building by any other tenant, and if such repair remains incomplete on the 20th day following written notice to Tenant that Tenant has failed to exercise reasonable diligence (or a shorter period in the case of an emergency repair, or longer to the extent that Tenant is then proceeding diligently and diligent completion takes more than 20 days), then Landlord may, at its option, perform such repair itself and Tenant shall pay the cost thereof to Landlord on demand as additional Rent.

         B. Tenant shall not make or allow to be made any alterations, additions or improvements to the Premises, nor install any sates or other heavy property or equipment within the Premises, nor place signs or window coverings on the Premises which are visible from outside the Premises, without first obtaining the written consent of Landlord in each such instance, provided that Tenant may install vending machines for the sale of candy, food, beverages or other goods, for the sole and exclusive use of Tenant's employees and visitors, in locations within the Premises able to bear the weight of such machines. Notwithstanding the foregoing, Landlord's consent shall not be required for any alteration, addition or improvement that satisfies all of the following criteria: 1) costs less than $5,000.00, 2) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting, 3) Is not visible from the exterior of the Premises or Building, and 4) will not affect the systems or structure of the Building and does not require work to be performed inside the walls or above the ceiling of the Premises; provided that even if consent is not required, Tenant shall still comply with all the other provisions of this Section X.B. Prior to commencing any such work, Tenant must furnish Landlord with plans and specifications; names and addresses of contractors; copies of contracts; necessary permits; evidence of contractor's and subcontractor's insurance in accordance with section XVI.B. hereof; and all such improvements, alterations or additions shall be installed in a good workmanlike manner using new materials. Upon completion, Tenant shall furnish marked-up plans showing all changes from the plans originally approved by Landlord, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with all insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand as additional Rent for all reasonable sums expended by Landlord for examination of the architectural, mechanical, electric and plumbing plans for any alterations, additions or improvements and for the costs of repairing any damage done to the Building caused by Tenant or Tenant's agents, servants, employees, customers, licensees, or invitees in connection with such work. If Landlord so requests, Tenant shall permit Landlord to supervise construction operations, to the extent that they affect the Building structure or systems or the premises of any other tenant but no such supervision shall impose any liability upon Landlord. In the event Landlord supervises such construction, Landlord shall be entitled to a supervisory fee in an amount not to exceed the lesser of (1) five percent (5%) of the cost of the aspect of such work which affects the Building structure or systems or the premises of any other tenant, or (2) $40.00 per hour. Landlord's approval of Tenant's plans and specifications or supervision of any work performed for or on behalf of Tenant shall not be deemed to be a representation by Landlord that such plans and specifications comply with applicable Insurance requirements, building codes, ordinances. laws or regulations.

XI. USE OF ELECTRICAL AND HVAC SERVICES BY TENANT. All electricity used by Tenant In the Premises shall, at Landlord's option, be paid for by Tenant either
(1) by a separate charge (in an amount equal to the actual utility company charge) billed directly to Tenant by Landlord and payable by Tenant as additional Rent, or (2) by a separate charge billed by the utility company supplying electricity and payable by Tenant directly to such utility company. Tenant's use of electrical service furnished by Landlord shall not exceed 6 watts per square foot. In the event Tenant shall request that it be allowed to consume electrical or HVAC services in excess of 6 watts per square foot, Landlord may not refuse to consent to such usage but may reasonably condition such consent upon such conditions as Landlord elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional usage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as additional Rent.

XII. ENTRY BY LANDLORD. Landlord and its agents or representatives shall have the right (after 24 hours prior notice except in an emergency where Landlord shall give Tenant notice reasonable under the circumstances and except that notice shall not be required with respect to the furnishing of janitorial and cleaning service) to enter the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants or insurers, or to clean or make repairs, alterations or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenants premises. Notwithstanding the foregoing, Tenant may, at its own expense, provide its own locks to an area within the Premises ("Secured Area"). Tenant need not furnish Landlord with a key but upon the Termination Date, Tenant shall surrender all such keys to Landlord. If Landlord must gain access to a Secured Area in a non-emergency situation, Landlord shall contact Tenant and Landlord and Tenant shall arrange a mutually agreed upon time for Landlord to do so. Landlord shall comply with all reasonable security measures pertaining to the Secured Area. If Landlord determines in its sole discretion that an emergency in the Building or the Premises, including, without limitation, a suspected fire or flood, requires Landlord to gain access to the Secured Area, Tenant hereby authorizes Landlord to forcibly enter the Secured Area. In such event, Landlord shall have no liability whatsoever to Tenant, and Tenant shall pay all reasonable expenses incurred by Landlord In repairing or reconstructing any entrance, corridor, door or other portions of the Premises damaged as a result of a forcible entry by Landlord. Landlord shall have no obligation to provide either janitorial service or cleaning in the Secured Area. If reasonably necessary for the protection and safety of Tenant and its employees, Landlord shall have the right to temporarily close the Premises to perform repairs, alterations or additions in the Premises, provided that, except in the event of an emergency and to the extent possible based upon the nature of the work to be performed, Landlord shall perform all such work on weekends and after Normal Business Hours. Entry by Landlord in accordance with this Article XII shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

XIII. ASSIGNMENT AND SUBLETTING.

         A. Tenant shall not assign, sublease, transfer or encumber this Lease or any interest therein or grant any license, concession or other right of occupancy of the Premises or any portion thereof or otherwise permit the use of the Premises or any portion thereof by any party other than Tenant (any of which events is hereinafter called a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld with respect to any proposed assignment or subletting. Landlord's consent shall not be considered unreasonably withheld if: 1. the proposed transferee's financial responsibility does not meet the same criteria Landlord uses to select Building tenants; 2. the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige or would result in a violation of an exclusive right granted to another tenant in the Building; 3. the proposed use is different than the Permitted Use; 4. the proposed transferee is a government agency whose operations involve an average number of daily visits by non-employees which is materially inconsistent with the character of the Park, or occupant of the Building; or 5. Tenant is in default. Tenant acknowledges that the foregoing is not intended to be an exclusive list of the reasons for which Landlord may reasonably withhold its consent to a proposed Transfer. Any attempted Transfer in violation of the terms of this Article shall, at Landlord's option, be void. Consent by Landlord to one or more Transfers shall not operate as a waiver of Landlord's rights as to any subsequent Transfers. In addition, Tenant shall not, without Landlord's consent, publicly offer or advertise the Lease for Transfer in any media unless the Park is at least 90% occupied or Tenant Is advertising the space for sublease or assignment at no less than 90% of the then current rental rate for similar space In the Building offered by Landlord for direct lease. In the event Tenant or anyone acting on behalf of Tenant or with Tenant's knowledge violates the provisions of the foregoing sentence, Landlord, in addition to its other remedies, shall be entitled to seek injunctive relief preventing such action, and Tenant shall be responsible for all costs incurred by Landlord in connection therewith.

         B. If Tenant requests Landlord's consent to a Transfer, Tenant shall notify Landlord in writing at least 30 days prior to the effective date of the proposed Transfer of the name of the proposed transferee and the nature of the business of the proposed transferee, the term, use, rental rate and all other material terms and conditions of the proposed Transfer, including, without limitation, evidence satisfactory to Landlord that the proposed transferee is financially responsible. Notwithstanding the provisions of Section XIII.A. above, Landlord may, during said 30-day period, 1. consent to or refuse to consent to such Transfer in writing; or 2. negotiate directly with the proposed transferee and (in the event Landlord is able to reach agreement with such proposed transferee) upon execution of a lease with such transferee (or the date of Tenant's proposed transfer, if earlier), terminate this Lease, with respect to the portion of the Premises which Tenant proposed to sublease or assign, upon thirty (30) days' notice; or 3. cancel and terminate this Lease, with respect to the portion of the Premises which Tenant proposed to sublease or assign, upon 30 days notice. No termination date resulting from any Landlord election to terminate under this paragraph shall (unless Tenant otherwise consents) be later than the planned date of Tenant's proposed transfer. In the event that Landlord elects to terminate this Lease as provided in this paragraph, Tenant may elect, within 10 days following notice of Landlord's termination election, to withdraw Tenant's request for Landlord's consent to the applicable assignment or sublease in which event this Lease shall not terminate and Landlord's and Tenant's rights shall be the same as if Tenant had never requested such consent. In the event Landlord consents to any such Transfer, the Transfer shall be in a form reasonably approved by Landlord (it being understood and agreed that Landlord's approval rights shall not extend to aspects of the Transfer which do not materially affect Landlord's interests in the Building or Premises), and Tenant shall bear all costs and expenses reasonably incurred by Landlord in connection with the review and approval of such documentation, which costs and expenses shall not exceed Five Hundred Dollars ($500.00).

         C. If for any assignment or sublease Tenant receives rent or other consideration (after deducting all reasonable costs of (a) free rent, tenant improvements and allowances provided to such assignee or sublessee, (b) to the extent that Tenant vacated the Premises no less than 1 0 days prior to the effective date of the applicable Transfer, all Rent (including without limitation Additional Base Rental) paid to Landlord for the period from Tenant's vacation of the Premises to the effective date of the Transfer, and (c) brokerage commissions and marketing costs) either initially or over the term of the assignment or sublease, In excess of the rent called for hereunder, or in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion (the "Transfer Consideration") Tenant shall pay one-half of such Transfer Consideration to Landlord within ten (10) days following receipt thereof by Tenant. In addition to any other rights Landlord may have In connection with an uncured default by Tenant under the Lease, Landlord shall have the right to contact any transferee and require that all payments made pursuant to the Transfer shall be made directly to Landlord.

         D. If Tenant is a corporation and if at any time during the Lease Term the person or persons who own the voting shares at the time of the execution of this Lease cease for any reason, including but not limited to merger, consolidation or other reorganization involving another corporation, to own a majority of such shares, or if Tenant is a partnership and if at any time during the Lease Term the general partner or partners who own the general partnership interests In the partnership at the time of the execution of this Lease, cease for any reason to own a majority of such interests (except as the result of transfers by gift, bequest or inheritance to or for the benefit of members of the immediate family of such original shareholder(s) or partner(s)), such an event shall be deemed to be a Transfer. The preceding sentence shall not apply whenever Tenant is a corporation the outstanding stock of which is listed on a recognized security exchange, or if at least eighty per cent (80%) of its voting stock is owned by another corporation, the voting stock of which is so listed. Notwithstanding anything to the contrary contained herein or in Section

XIII.D., Tenant may assign its entire Interest under this Lease or sublet the Premises to a wholly owned corporation or controlled subsidiary or parent of Tenant (or entity under common control with Tenant) or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter collectively referred to as "Corporate Transfer") without the consent of Landlord, provided: (I) Tenant is not in default under this Lease; (II) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant; (III) such proposed transferee operates. the business in the Premises for the Permitted Use and no other purpose; and (iv) in 66 event shall any Transfer release or relieve Tenant from any of its obligations under this Lease. Tenant shall give Landlord written notice at least twenty (20) days prior to the effective date of such Corporate Transfer If such transfer involves an actual change in possession of the Premises. As used herein, the terms "controlled" or "subsidiary" shall mean a corporate entity wholly owned by Tenant or at least fifty-one percent (51%) of whose voting stock Is owned by Tenant. The parties to whom Tenant is entitled to assign this Lease or sublet all or any portion of the Premises pursuant to a Corporate Transfer shall be referred to herein as "Permitted Transferees".

         E. Any Transfer consented to by Landlord In accordance with this
Article XIII shall be only for the Permitted Use and for no other purpose, and In no event shall any Transfer release or relieve Tenant or any Guarantors from any obligations under this Lease.

XIV. LIENS. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises or Tenant's leasehold interest therein, the Building, or the real estate associated therewith. Landlord's title to the Building and Park is and always shall be paramount to the interest of Tenant, and nothing herein contained shall empower Tenant to do any act that can, shall or may encumber Landlord's title. In the event any such lien does attach, Tenant shall, within ten (10) days of notice of the filing of said lien, either discharge or bond over such lien to the satisfaction of Landlord and Landlord's Mortgagee (as hereinafter defined), and in such a manner as to stay the enforcement or foreclosure of such lien. If Tenant shall fail to so discharge or bond over such lien, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes, including reasonable attorneys fees (if and to the extent permitted by law) shall be paid by Tenant to Landlord on demand as additional Rent.

XV. INDEMNITY AND WAIVER OF CLAIMS.

         A. Tenant shall indemnify, defend and hold Landlord, its principals, beneficiaries, partners, officers, directors, agents, employees and Mortgagees (collectively, the "Landlord Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges or expenses arising, directly or indirectly, out of or in connection with the acts, negligence or wilful misconduct of Tenant or the failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform, but not including any liabilities, obligations, damages, penalties, claims, costs, charges or expenses arising, directly or indirectly, out of or in connection with the negligence or wilful misconduct of Landlord or the failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Landlord must comply or perform. In case any action or proceeding is brought against Landlord or any of the Landlord Related Parties by reason of any of the foregoing, Tenant shall, at Tenant's sole cost and expense, resist and defend such action or proceeding with counsel reasonably approved by Landlord. Landlord shall indemnify, defend and hold Tenant, its principals, beneficiaries, partners, officers, directors, agents and employees (collectively, the "Tenant Related Parties") harmless against and from all liabilities, obligations, damages, penalties, claims, costs, charges or expenses arising, directly or indirectly, out of or in connection with the acts, negligence or wilful misconduct of Landlord or the failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Landlord must comply or perform, but not including any liabilities, obligations, damages, penalties, claims, costs, charges or expenses arising, directly or indirectly, out of or in connection with the negligence or wilful misconduct of Tenant or the failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease with which Tenant must comply or perform. In case any action or proceeding is brought against Tenant or any of the Tenant Related Parties by reason of any of the foregoing, Landlord shall, at Landlord's sole cost and expense, resist and defend such action or proceeding with counsel reasonably approved by Tenant.

         B. Landlord and the Landlord Related Parties shall not be liable for, and Tenant waives, all claims for loss or damage to Tenant's business or damage to person or property sustained by Tenant or any person claiming by, through or under Tenant (including Tenant's employees) resulting from any accident or occurrence in, on or about the Premises, the Building or the Park, unless such claim for loss or damage arises directly or indirectly out of or in connection with the negligence or willful misconduct of Landlord or the failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this lease with which Landlord must comply or perform, including, without limitation, claims for loss, theft or damage resulting from: 1. the Premises, Building, or Park, or any equipment or appurtenances becoming out of repair; 2. wind or weather; 3. any defect in or failure to operate, for whatever reason, any sprinkler, heating or air-conditioning equipment, electric wiring, gas, water or steam pipes; 4. broken glass; 5. the backing up of any sewer pipe or downspout, 6. the bursting, leaking or running of any tank, water closet, drain or other pipe; 7. the escape of steam or water; 8. water, snow or ice being upon or coming through the roof, skylight, stairs, doorways, windows, walks or any other place upon or near the Building; 9. the failing of any fixture, plaster, tile or other material; or 10. any act, omission or negligence of other tenants, licensees or any other persons or occupants of the Building or of adjoining or contiguous buildings, of owners of adjacent or contiguous property or the public, or by construction of any private, public or quasi-public work. To the maximum extent permitted by law, and except as otherwise provided herein, Tenant agrees to use and occupy the Premises, and to use such other portions of the Building as Tenant Is herein given the right to use, at Tenant's own risk.

XVI. TENANT'S INSURANCE.

         A. At all times commencing on and after the earlier of the Commencement Date and the date Tenant or its agents, employees or contractors enters the Premises for any purpose, Tenant shall carry and maintain, at its sole cost and expense:

                  1. Commercial General Liability Insurance with a Broad Form General Liability Endorsement application to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of Two Million dollars ($2,000,000).

                  2. All Risks of Physical Loss Insurance written at replacement cost value and with a replacement cost endorsement covering all of Tenant's Property in the Premises.

                  3. Workers Compensation Insurance as required by the state in which the Premises is located and in amounts as may be required by applicable statute, and Employers Liability Coverage of One Million Dollars ($1,000,000) per occurrence.

                  4. Whenever good business practice, in Landlord's reasonable judgment, indicates the need of additional insurance coverage or different types of insurance in connection with the Premises or Tenant's use and occupancy thereof, Tenant shall, upon request, obtain such insurance at Tenant's expense and provide Landlord with evidence thereof.

         B. Except for items for which Landlord is responsible under the Work Letter Agreement, before any repairs, alterations, additions, improvements, or construction are undertaken by or on behalf of Tenant, Tenant shall carry and maintain, at its expense, or Tenant shall require any contractor performing work on the Premises to carry and maintain, at no expense to Landlord, in addition to worker's compensation insurance as required by the jurisdiction in which the Building is located, All Risk Builder's Risk Insurance in the amount of the replacement cost of any alterations, additions or improvements (or such other amount reasonably required by Landlord) and Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability coverage, Completed Operations coverage, a Broad Form Property Damage coverage and Contractor's Protective liability) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000); such limit may be accomplished by means of an umbrella policy.

         C. Any company writing any insurance which Tenant is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Premises or the operation of Tenant's business therein being referred to as "Tenant's Insurance"), as well as the form of such insurance, shall at all times be subject to Landlord's reasonable approval, and each such insurance company shall have an A.M. Best rating of "A-7" or better and shall be licensed and qualified to do business in the state in which the Premises are located. All policies evidencing Tenant's Insurance (except for. Workers Compensation) shall specify Tenant and the owners] of the Building and its (or their) respective principals, beneficiaries, partners, officers, directors, employees, agents and mortgagee[s]" (and any other designees of Landlord as the interest of such designees shall appear) as additional insureds. Provided that the coverage afforded Landlord and any designees of Landlord shall not be reduced or otherwise adversely affected, all of Tenant's Insurance may be carried under a blanket policy covering the Premises and any other of Tenant's locations. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) will give to Landlord and its designees at least thirty (30) days' advance written notice of any change, cancellation, termination or lapse of said insurance.

Tenant shall be solely responsible for payment of premiums for all of Tenant's Insurance. Tenant shall deliver to Landlord at least fifteen (15) days prior to the time Tenant's Insurance is first required to be carried by Tenant, and upon renewals at least fifteen (15) days prior to the expiration of any such Insurance coverage, a certificate of insurance of all policies procured by Tenant in compliance with its obligations under this Lease. The limits of Tenant's Insurance shall in no event limit Tenant's liability under this Lease.

         D. Tenant shall not do or fail to do anything in, upon or about the Premises which will: 1. violate the terms of any of Landlord's insurance policies; 2. prevent Landlord from obtaining policies of insurance acceptable to Landlord or any Mortgagees; or 3. result in an increase in the rate of any insurance on the Premises, the Building, any other property of Landlord or of others within the Building. In the event of the occurrence of any of the events set forth in this Section, Tenant shall pay Landlord upon demand, as additional Rent, the cost of the amount of any increase in any such insurance premium. If Tenant fails to obtain the insurance coverage required by this Lease, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall pay, as additional Rent, the cost of all premiums thereon and all of Landlord's costs associated therewith.

XVII. SUBROGATION. Notwithstanding anything set forth in this Lease to the contrary, Landlord and Tenant do hereby waive any and all right of recovery, claim, action or cause of action against the other, their respective principals, beneficiaries, partners, officers, directors, agents, and employees, and, with respect to Landlord, its Mortgagee[s], for any loss or damage that may occur to Landlord or Tenant or any party claiming by, through or under Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Park or the Premises or any addition or improvements thereto, or any contents therein, by reason of fire, the elements or an other cause regardless of cause or origin, including the negligence of Landlord or Tenant, or their respective principals, beneficiaries, partners, officers, directors, agents and employees and, with respect to Landlord, its Mortgagee[s], which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or in the future may issue, its policies of fire, extended coverage or material damage insurance, written notice of the terms of this mutual waiver, and to have such insurance policies property endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk which would have been covered by the insurance required to be carried by Tenant pursuant to Article XVI of the Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to Article XVI of this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof required to be covered by Tenant's insurance shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance.

         XVIII. LANDLORD'S INSURANCE. Landlord shall maintain property insurance on the Building in the amount of 100% of the replacement cost thereof (excluding foundations) covering fire and all other hazards normally covered by "all-risk" insurance in the area in which the Building is located (including loss by flood or earthquake if in an area subject to such hazards). Landlord shall carry commercial general liability insurance in the types and no less than the amounts required to be carried by Tenant under Paragraphs XVI.A. and B. of this Lease. Any company writing any insurance which Landlord is required to maintain or cause to be maintained pursuant to the terms of this Lease (all such insurance as well as any other insurance pertaining to the Park being referred to as "Landlord's Insurance") shall have an A.M. Best rating of "A-7" or better and shall be licensed and qualified to do business in the state in which the Premises are located. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the Mortgagees of Landlord as their interests shall appear.

XIX. CASUALTY DAMAGE.

         A. DAMAGE DIRECTLY AFFECTING PREMISES. If any portion of the Premises is rendered untenantable by damage from any cause, or if any casualty to any portion of the Building or Common Areas materially impairs Tenant's use of, or access to, the Premises or reduces the parking available to Tenant and/or its invitees below the minimum amount required by law, the following shall apply:

                  1. DETERMINATION OF EXTENT OF DAMAGE. Landlord shall promptly (in any event, within 45 days following the date of the casualty), notify Tenant In writing as to how long, in Landlord's reasonable judgment, it will take to substantially restore the damage (ignoring any absence of insurance proceeds or delays in receiving the same). If Landlord fails to notify Tenant within such 45 day period and such failure continues for ten (10) days after written notice from Tenant, Landlord's failure to so notify Tenant shall, if Tenant so chooses, be deemed to be Landlord's determination that such restoration will take longer than 240 days (measured from the date of the casualty).

                  2. RIGHTS TO TERMINATE FOLLOWING MAJOR DAMAGE OR DAMAGE NEAR END OF TERM. In the event that Landlord determines that such substantial restoration will take longer than 240 days (measured from the date of the casualty), or in the event that Landlord determines that such damage is restorable within a shorter period but the remaining term of this Lease following such restoration period is less than 2.5 times as long as such restoration period, then in either case Landlord or Tenant may terminate this Lease by irrevocable written notice to the other within 30 days following Tenant's receipt of Landlord's determination (or within 30 days following the 45th day following the date of the casualty, in the event that Landlord's determination is not timely delivered). Tenant shall not have the foregoing termination right in the event that Landlord notifies Tenant (within the 45-day period described above) that, notwithstanding the fact that substantial restoration will take longer than 240 days, substantial restoration of all damage to the Premises and all aspects of the damage to the Building and Common Areas which materially impair Tenant's available parking and/or access to the Premises has or would with the passage of time have, the rights to extend this Lease and (b) Tenant can be accomplished within 240 days of the casualty. Any termination by Landlord due solely to the fact that the remaining term of this Lease following such restoration period will be less than 2.5 times as long as such restoration period shall not be effective in the event that (a) Tenant then irrevocably notifies Landlord in writing, within 10 business days following Landlord's termination notice, that Tenant is exercising such extension.

                  3. RESTORATION. In the event that, following the occurrence of any damage described in Section XIX.A, this Lease is not terminated , (a) Landlord shall promptly commence and diligently proceed to restore the damage to the Premises and to all aspects of the Building and Common Areas necessary to remedy any material impairment to access to the Premises, except to the extent that the damage relates to aspects of the Premises that were made or installed by Tenant and were not required to be insured by Landlord hereunder, and (b) Tenant shall promptly commence and diligently proceed to restore all aspects of the Premises that were made or installed by Tenant and were not required to be insured by Landlord hereunder, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Both Landlord's and Tenant's restoration obligations hereunder shall be effective regardless of whether the damage is covered by insurance (except as otherwise expressly provided herein) and regardless of any delays in obtaining insurance proceeds.

                  4. ADDITIONAL TERMINATION RIGHTS. In the event that, for any reason, all damage required to be restored by Landlord is not substantially restored on or before the later of the 240th day following its occurrence or the date set forth in Landlord's initial notice of the estimated period of time for restoration (the later of such dates being referred to as the "Outside Completion Date"), and in the event that such nonrestoration involves the Premises or materially impairs access to the Premises or reduces the parking available to Tenant and/or its invitees below the minimum amount required by law, Tenant shall have the right, within 10 business days thereafter, to terminate this Lease by irrevocable written notice to Landlord; and Tenant shall thereafter have the same right to terminate this Lease within 10 business days following the 30th, 60th and 120th days following the Outside Completion Date. Notwithstanding the foregoing, if Landlord reasonably determines, at any time prior to the completion of the restoration work, that such restoration is not likely to be completed by the applicable Outside Completion Date (or such 30, 60 or 120 day periods, as applicable), Landlord shall be entitled to provide Tenant with written notice thereof, which notice shall advise Tenant of Landlord's revised estimate of the date on which the restoration work will be substantially completed. Tenant, within 1 0 business days after receipt of Landlord's notice, shall be entitled to terminate this Lease by written notice to Landlord. If Tenant does not terminate this Lease within such 10 business day period, the date set forth in Landlord's revised estimate shall be considered to be the Outside Completion Date for purposes hereof.

         B. OTHER DAMAGE TO BUILDING OR PARK. In the event that 20% or more of the Building or Park is destroyed, or In the event that 1) the cost to repair any damage to the Building or Park caused by a casualty is greater than the lesser of $200,000.00 and the then remaining net income that will be payable to Landlord under this Lease for the remainder of the Lease Term, and 2) either (a) the casualty was of a nature against which Landlord was not insured (and was not required to be insured hereunder) or (b) the casualty was of a nature with respect to which the applicable property insurance proceeds are ultimately paid to any mortgagee, ground lessor or other third party, then in any such event Landlord shall have the right to terminate this Lease by irrevocable written notice to Tenant within 45 days following the occurrence of the damage, but only in the event that Landlord (i) terminates the leases of all tenants similarly situated in relation to the damage, and (ii) does not restore such damage within 18 months following the date of the casualty. The percentages of destruction referred to In this paragraph shall be determined by dividing the cost of the applicable restoration by the replacement cost of the entire Building (or Park, as applicable).

         C. ADJUSTMENT OF RENT. Following the occurrence of any damage described in this Article XIX, the Base Rental and Additional Base Rental shall each be proportionately abated to the extent that the Premises are thereby rendered unusable by Tenant in its business from the date of such casualty until the earlier of a. the date on which the Premises (or part thereof so rendered unusable) are again usable or b. the date on which (but only to the extent) Tenant again uses the Premises (or part thereof rendered unusable) in its business (and such rents shall be 100% abated in the event that no less than 30% of the Premises is rendered unusable by Tenant and Tenant reasonably elects not to use the remaining partial Premises pending restoration). Except for the foregoing rent abatement and except as otherwise expressly provided herein, Landlord shall have no liability to Tenant for any costs, damages or other losses incurred by Tenant in connection with any casualty to the Premises or Building.

         D. EFFECTIVE TERMINATION DATE. The effective date of any termination by Landlord or Tenant under this Article XIX shall be the date on which Tenant reasonably ceased, or ceases, to use the Premises for its ordinary business operations as the result of the casualty and, in the event that Tenant is still so using the Premises at the time of the notice of termination, such effective date shall be a date specified by the terminating party in such notice of termination, which date shall not be (i) later than the 60th day following such notice if Landlord is the terminating party; or (ii) earlier than the 60th day following such notice if Landlord is the terminating party; provided that, if both parties effectively give such termination notices, Tenant's effective date shall apply.

         E. WAIVER OF INCONSISTENT LAWS. Landlord and Tenant hereby waive the provisions to any law from time to time in effect during the Lease Term relating to the effect upon leases of partial or total destruction of leased property. Landlord and Tenant agree that their respective rights in the event of any damage to or destruction of the Premises shall be those specifically set forth herein.

XX. DEMOLITION. INTENTIONALLY OMITTED.

XXI. CONDEMNATION. If 1. the whole or any substantial part of the Premises or 2. any portion of the Building or Park which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease, by written notice given no later than sixty (60) days prior to the date the physical taking shall occur, effective as of the date the physical taking of said Premises or said portion of the Building or Park shall occur. Notwithstanding the foregoing, if the whole or any substantial part of the Premises shall be taken or condemned for any public or quasipublic use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, Tenant shall also have the right to terminate this Lease effective as of the date the physical taking of the Premises occurs. Such right to terminate shall be exercised by written notice to Landlord within thirty (30) days after the date on which Tenant is first notified of the taking. In the event this Lease is not terminated, the Rentable Area of the Building, the Rentable Area of the Premises and Tenant's Pro Rata Share shall be appropriately adjusted. In addition, Rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, relocation expenses and tenant improvements paid for by Tenant, which Tenant specifically reserves to itself.

XXII. EVENTS OF DEFAULT. The following events shall be deemed to be events of default under this Lease:

         A. Tenant shall fall to pay any Base Rental, Additional Base Rental or other Rent under this Lease on or before the 5th business day following Tenant's receipt of written notice from Landlord that Tenant failed to pay such amount when due (hereinafter sometimes referred to as a "Monetary Default").

         B. Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within twenty (20) days after delivery to Tenant of notice of the occurrence of such failure, provided that (i) if any such failure creates a hazardous condition, such failure must be cured Immediately; and (ii) if such failure cannot reasonably be cured within such twenty (20) days, Tenant shall not be in default hereunder so long as Tenant commences such cure within such 20 days and thereafter diligently prosecutes such cure to completion.

         C. Tenant or any Guarantor shall become insolvent, or shall make a transfer in fraud of creditors, or shall commit an act of bankruptcy or shall make an assignment for the benefit of creditors, or Tenant or any Guarantor shall admit in writing its inability to pay its debts as they become due.

         D. Tenant or any Guarantor shall file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a debtor or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty (60) days after the filing thereof.

         E. A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged with in sixty (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

         F. The leasehold estate hereunder shall be taken on execution or other process of law or equity in any action against Tenant.

         G. The liquidation, termination, dissolution, forfeiture of right to do business or death of Tenant or any Guarantor.

XXIII. REMEDIES.

         A. Upon the occurrence of any event or events of default under this Lease, whether enumerated in Article XXII or not, Landlord shall have the option to pursue any one or more of the following remedies

                  1. Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises upon termination of the Lease hereunder, Landlord may without prejudice to any other remedy which it may have, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof, and Tenant hereby agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, specifically including but not limited to all Costs of Reletting (hereinafter defined) and any deficiency that may arise by reason of any reletting or failure to relet.

                  2. Enter upon and take possession of the Premises and expel or remove Tenant or any other person who may be occupying said Premises, or any part thereof, without terminating this Lease. Landlord may (but shall be under no obligation to) relet the Premises or any part thereof for the account of Tenant, in the name of Landlord, without notice to Tenant for such term or terms which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term and on such conditions (which may include concessions, free rent and alterations of the Premises) and for such uses as Landlord in its absolute discretion may determine, and Landlord may collect and receive any rents payable by reason of such relenting. Tenant agrees to pay Landlord on demand all Costs of Reletting and any deficiency that may arise by reason of such reletting or failure to relet. Landlord shall not be responsible or liable for any failure to relet the Premises or any part thereof or for any failure to collect any Rent due upon any such relenting. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such termination is given to Tenant.

                  3. Enter upon the Premises and do whatever Tenant is obligated to do under the terms of this Lease, and Tenant agrees to reimburse Landlord on demand for any expense which Landlord may incur in thus affecting compliance with Tenant's obligations under this Lease together with interest at the lesser of a per annum rate equal to: a. the Maximum Rate, or b. the Prime Rate plus five percent (5%), and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the negligence or wilful misconduct of Landlord.

                  4. In order to regain possession of the Premises and to deny Tenant access thereto in any instance in which Landlord has terminated this Lease or Tenant's right to possession, Landlord shall be entitled to exercise any and all rights provided to at law or in equity under the laws of the state and city in which the Building is located. Landlord may, without notice, remove and store, at Tenant's expense, any property belonging to Tenant that remains in the Premises after Landlord has regained possession thereof.

                  5. Terminate this Lease, in which event, Tenant shall immediately surrender the Premises to Landlord and pay to Landlord the sum of:
a. all Rent accrued hereunder through the date of termination, and, upon Landlord's determination thereof, b. an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Lease Term discounted to present value at the prime rate then in effect, minus (ii) the then present fair rental value of the Premises for the remainder of the Lease Term, similarly discounted, after deducting all anticipated Costs of Reletting. Landlord's determination of such amount shall be conclusive and binding on Tenant, and shall be deemed to have been made in good faith, subject only to manifest error.

         B. For purposes of this Lease, the term "Costs of Reletting" shall mean all costs and expenses incurred by Landlord in connection with the reletting of the Premises, including without limitation, Rent loss during the period the Premises are vacant prior to reletting, the cost of cleaning, renovation, repairs, decoration and alteration of the Premises for a new tenant or tenants, advertisement, marketing, brokerage and legal fees (if and to the extent permitted by law), the cost of protecting or caring for the Premises while vacant, the cost of removing and storing any property located on the Premises, any increase in insurance premiums caused by the vacancy of the Premises and any other out-of-pocket expenses incurred by Landlord including tenant inducements such as the cost of moving the new tenant or tenants and the cost of assuming any portion of the existing lease(s) of the new tenant(s).

         C. Except as otherwise herein provided, no repossession or re-entering on the Premises or any part thereof pursuant to Article XXIII hereof or otherwise shall relieve Tenant or any Guarantor of its liabilities and obligations hereunder, all of which shall survive such repossession or re-entering. Notwithstanding any such repossession or re-entering by reason of the occurrence of an event of default, Tenant will pay to Landlord the Rent required to be paid by Tenant pursuant to this Lease.

         D. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by agreement, applicable law or in equity. In addition to other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief, or to a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or to any other remedy allowed to

Landlord at law or in equity. Forbearance by Landlord to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

         E. This Article XXIII shall be enforceable to the maximum extent such enforcement is not prohibited by applicable law, and the unenforceability of any portion thereof shall not thereby render unenforceable any other portion.

         F. If Tenant provides written notice to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance and the continuation of which Is materially impairing Tenant's use or enjoyment of the Premises or Common Areas, and Landlord fails to provide such action within a reasonable period of time, given the circumstances, after the receipt of such written notice, but In no event earlier than thirty 30 days after receipt of such written notice, then Tenant may proceed to take the required action three (3) days after the delivery of an additional written notice to Landlord specifying that Tenant is taking such required action and, if such action was required under the terms of this Lease to be taken by Landlord, then Tenant shall be entitled to prompt reimbursement by Landlord for Tenant's reasonable costs and expenses in taking such action (unless, pursuant to this Lease, Tenant is solely responsible for the cost of such repair). If Landlord fails to pay such amounts within 30 days after written demand, then Tenant shall be entitled to deduct such amount from the Rent payable by Tenant under this Lease, provided, however, if Landlord disputes Tenant's right to receive reimbursement for the costs incurred by Tenant, Landlord shall have the right to place the disputed amount in an escrow account with an independent third party and to have the dispute between Landlord and Tenant resolved by appropriate legal proceedings. Notwithstanding the foregoing, in no event shall Tenant be entitled to (i) perform any work on any portion of the Building systems that serve tenants or occupants of the Building other than or in addition to Tenant,
(ii) perform any work that affects the structure of the Building, or (iii) perform any work that requires entry into another tenant's or occupant's premises.

XXIV. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD HEREUNDER) TO TENANT SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING, AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT

HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR AN ALLEGED DEFAULT BY LANDLORD HEREUNDER, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES NOTICE AND REASONABLE TIME TO CURE SUCH ALLEGED DEFAULT BY LANDLORD. IN ADDITION, TENANT ACKNOWLEDGES THAT EQUITY OFFICE PROPERTIES, INC. IS ACTING SOLELY IN ITS CAPACITY AS AGENT FOR LANDLORD AND SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES, LOSSES OR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, ALL OF WHICH ARE EXPRESSLY WAIVED BY TENANT.

XXV. NO WAIVER. Failure of Landlord or Tenant to declare any default immediately upon its occurrence, or delay in taking an action in connection with an event of default shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord or Tenant, but Landlord or Tenant shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord or Tenant to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default. Receipt by Landlord of Tenant's keys to the Premises shall not constitute an acceptance or surrender of the Premises.

XXVI. EVENT OF BANKRUPTCY. In addition to, and in no way limiting the other remedies set forth herein, Landlord and Tenant agree that if Tenant ever becomes the subject of a voluntary or involuntary bankruptcy, reorganization, composition, or other similar type proceeding under the federal bankruptcy laws, as now enacted or hereinafter amended, then:

         A. "Adequate protection" of Landlord's interest in the Premises pursuant to the provisions of Section 361 and 363 (or their successor sections) of the Bankruptcy Code, 11 U.S.C. Section 101 et seq., (such Bankruptcy Code as amended from time to time being herein referred to as the "Bankruptcy Code"), prior to assumption and/or assignment of the Lease by Tenant shall include, but not be limited to all (or any part) of the following: the continued payment by Tenant of the Base Rental and all other Rent due and owing hereunder and the performance of all other covenants and obligations hereunder by Tenant;

         B. "Adequate assurance of future performance" by Tenant and/or any assignee of Tenant pursuant to Bankruptcy Code Section 365 will include (but not be limited to) payment of an additional/new Security Deposit in the amount of two (2) times the then-current monthly Base Rental payable hereunder.

         C. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations of Tenant arising under this Lease on and after the effective date of such assignment. Any such assignee shall, upon demand by Landlord, execute and deliver to Landlord an instrument confirming such assumption of liability.

         D. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of the Landlord under this Lease, whether or not expressly denominated as "Rent", shall constitute "rent" for the purposes of
Section 502(b) (6) of the Bankruptcy Code.

         E. It this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise to be delivered to Landlord (including Base Rentals and other Rent hereunder), shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the bankruptcy estate of Tenant. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust by Tenant or Tenant's bankruptcy estate for the benefit of Landlord and shall be promptly paid to or turned over to Landlord.

         F. If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to the Tenant, then notice of such proposed offer/assignment, setting forth 1. the name and address of such person or entity, 2. all of the terms and conditions of such offer, and 3. the adequate assurance to be provided Landlord to assure such person's or entity's future performance under the Lease, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assumption and assignment, and, unless such transfer is to a Permitted Transferee, Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such persons or entity, less any brokerage commission which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

XXVII. QUIET ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms of this Lease (including. without limitation, Article XXX hereof), provided that Tenant pays the Rent herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Landlord's Interest hereunder.

XXVIII. RELOCATION. INTENTIONALLY OMITTED.

XXIX. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Articles XXII and XXIII hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event from month-to-month or year-to-year, but Tenant shall, throughout the entire holdover period, pay rent (on a per month basis without reduction for any partial months during any such holdover) equal to 150% of the sum of the Base Rental and Additional Base Rental due for the period immediately preceding such holding over, provided that in no event shall Base Rental and Additional Base Rental during the holdover period be less than the fair market rental for the Premises. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the term of this Lease shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. Tenant shall be liable to Landlord for all damage, including any consequential damage, which Landlord may suffer by reason of any holding over by Tenant, and Tenant shall indemnity Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. Notwithstanding the foregoing, Tenant shall not be liable for consequential damages unless (1) Landlord notifies Tenant that it has entered into a lease for the Premises or has received a bona fide offer to lease the Premises, and (2) Tenant fails to vacate the Premises within ten (10) days after the date of Landlord's notice.

XXX. SUBORDINATION TO MORTGAGES.

         A. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, ground lease or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Park and to any renewals, modifications, refinancings and extensions thereof (any such mortgage, deed of trust, lease or other lien being hereinafter referred to as a "Mortgage", and the person or entity having the benefit of same being referred to hereinafter as a "Mortgagee'), but Tenant agrees that any such Mortgagee shall have the right at any time to subordinate such Mortgage to this Lease on such terms and subject to such conditions as such Mortgagee may deem appropriate in its discretion. This clause shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any Mortgage, and Tenant agrees upon demand to execute such further instruments subordinating this Lease, acknowledging the subordination of this Lease or attorning to the holder of any such Mortgage as Landlord may request. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Park, and such approval is a condition precedent to Landlord's obligations hereunder. If any person shall succeed to all or part of Landlord's interests in the Premises whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease or otherwise, and if and as so requested or required by such successor-in-interest, Tenant shall, without charge, attorn to such successor-in-interest if and so long as such successors) agree(s) that Tenant's possession of the Premises and this Lease, including any options to extend the term hereof, any rights of first offer and rights of first refusal, and any other options hereunder, will not be disturbed so long as Tenant is not In default hereunder (subject to any applicable notice and cure periods). Tenant and Landlord each agree that it will from time to time upon request by the other and, within fifteen (15) days of the date of such request, execute and deliver to such persons as the requesting party shall request an estoppel certificate or other similar statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that the requesting party is not in default hereunder (or if the requesting party alleges a default stating the nature of such alleged default) and further stating such other matters as the requesting party shall reasonably require.

         B. Notwithstanding the foregoing to the contrary, this Lease is contingent upon Landlord providing Tenant with a fully executed non-disturbance, attornment, estoppel and subordination agreement from Landlord's current Mortgagee on the form attached hereto as Exhibit I (the

"Non-disturbance Agreement") within ten (10) business days after the full and final execution of this Lease by Landlord and Tenant. Tenant shall execute the Non-disturbance Agreement upon receipt from Landlord and shall return the same to Landlord for execution by Landlord's Mortgagee. In the event that Landlord fails to provide Tenant with the Non-Disturbance Agreement within such ten (10) business day period, Tenant, as its sole remedy, shall have the right to terminate this Lease by written notice to Landlord within ten (10) days after the expiration of such ten (10) day period. Notwithstanding anything herein to the contrary, Landlord shall also be required to provide Tenant with a non-disturbance, subordination and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under this Lease and is not otherwise in default under the Lease, its right to possession and other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination and attornment agreement may include additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that a) neither Mortgagee nor any successor in interest shall be bound by (i) any payment of Base Rental, Additional Base Rental or other sum due hereunder for more than one
(1) month in advance, or (ii) any amendment or modification of this Lease made without the express written consent of Mortgagee or any successor in interest;
b) neither Mortgagee nor any successor in interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), except with regard to any continuing default of which Tenant has provided Mortgagee with written notice and a reasonable opportunity to cure after the date on which Mortgagee takes title to the Building, or (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), provided that in the event Mortgagee, after notice and a reasonable opportunity to perform, fails to perform any tenant finish work required to be performed under this Lease with respect to Offering Space A, Offering Space B or any Refusal Space, Tenant shall have the right to perform such work and to offset the reasonable cost thereof against Rent, or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; c) neither Mortgagee nor any successor in interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord). Notwithstanding the foregoing, Landlord shall use reasonable efforts to attempt to cause any Mortgagee to delete, prior to execution by Tenant and the Mortgagee, any provision of the Mortgagees non-disturbance, subordination and attornment agreement with Tenant that requires Tenant to waive any offsets or defenses which Tenant might have against any prior landlord.

XXXI. ATTORNEY'S FEES. In the event that Landlord should retain counsel and/or institute any suit against Tenant for violation of or to enforce any of the covenants or conditions of this Lease, or should Tenant institute any suit against Landlord for violation of any of the covenants or conditions of this Lease, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to all of its costs, expenses and reasonable fees of its attorneys) (if and to the extent permitted by law) in connection therewith.

XXXII. NOTICE. Whenever any demand, request, approval, consent or notice ("Notice") shall or may be given to either of the parties by the other, each such Notice shall be in writing and shall be sent by registered or certified mail with return receipt requested, or sent by overnight courier service (such as Federal Express) at the respective addresses of the parties for notices as set forth in Section I.A.6. of this Lease, provided that if Tenant has vacated the Premises or is in default of this Lease Landlord may serve Notice by any manner permitted by Law so long as such notice is delivered in such manner permitted by law (1) to the Irvine address set forth in Section I.A.6 (or any substitute for such address of which Tenant has notified Landlord in writing) in all events and (2) also to the Premises unless Tenant has vacated the Premises. Any Notice under this Lease delivered by registered or certified mail shall be deemed to have been given and effective on the earlier of (a) the third day following the day on which the same shall have been mailed with sufficient postage prepaid or (b) the delivery date indicated on the return receipt. Notice sent by overnight courier service shall be deemed given and effective upon the day after such notice is delivered to or picked up by the overnight courier service. Either party may, at any time, change its Notice Address by giving the other party Notice stating the change and setting forth the new address.

XXXIII. Intentionally Omitted.

XXXIV. EXCEPTED RIGHTS. This Lease does not grant any rights to light or air over or about the Building. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior portions of the Premises, all rights to and the land and improvements below the improved floor level of the Premises, the improvements and air rights above the Premises and the improvements and air rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve any occupants of the Building and the right to maintain and repair the same, and no rights with respect thereto are conferred upon Tenant unless otherwise specifically provided herein. Landlord further reserves to itself the right from time to time, after notice to Tenant as required under this Lease or as otherwise reasonable under the circumstances and subject to any abatement rights granted to Tenant in this Lease: A. to change the Building's name or street address; B. to install, fix and maintain signs on the exterior and interior of the Building; C. to designate and approve window coverings; D. to make any decorations, alterations, additions, improvements to the Building, or any part thereof (including the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building, or as Landlord may be required to do by law; E. to have access to the Premises to perform its duties and obligations and to exercise its rights under this Lease; F. to retain at all times and to use pass-keys to all locks within and into the Premises, except to the Secured Ares (as defined in Paragraph XII of this Lease); G. to approve the weight, size or location of heavy equipment, articles in and about the Premises; H. to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; 1. to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building; and J. to grant to anyone the exclusive right to conduct any business or undertaking in the Building, subject to the Tenant's right to continue to use the Premises for the purposes for which Tenant is entitled to use the Premises. Landlord, in accordance with Article XII hereof, shall have the right to enter the Premises in connection with the exercise of any of the rights set forth herein and such entry into the Premises and the performance of any work therein shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof, except as otherwise provided in this Lease to the contrary.

XXXV. SURRENDER OF PREMISES. At the expiration or earlier termination of this Lease or Tenant's right of possession hereunder, Tenant shall quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear and damage from casualty or condemnation excepted. If Tenant fails to remove any of Tenant's Property within three (3) days after the termination of this Lease or Tenant's right to possession hereunder, Landlord may, without notice to Tenant, remove and/or store such Tenant's Property at the risk, cost and expense of Tenant and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all expenses caused by such removal and all storage charges against such property so long as the same shall be in the possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any of its Tenant's Property within thirty
(30) days after the termination of this Lease of Tenant's right to possession, such Tenant's Property, at the option of Landlord, shall be conclusively presumed to have been abandoned by Tenant and title to such items shall pass to Landlord.

XXXVI. MISCELLANEOUS.

         A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         B. Tenant agrees not to record this Lease or any memorandum hereof without Landlord's prior written consent.

         C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

         D. Events of "Force Majeure" shall include strikes, riots, acts of God, shortages of labor or materials, war, governmental law, regulations or restrictions and any other cause whatsoever that is beyond the control of Landlord. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, Landlord or Tenant, as applicable, shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

         E. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Park referred to herein, and in such event and upon such transfer (and the assumption of Landlord's obligations by such transferee) Landlord shall be released from any further obligations hereunder, except for liabilities which accrued prior to such transfer, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

         F. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Lease.

         G. If there is more that one Tenant, or if the Tenant is comprised of more that one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

         H. In the event Tenant is a corporation (including any form of professional association), partnership (general or limited), or other form of organization other than an individual, then each individual executing or attesting this Lease on behalf of Tenant hereby covenants, warrants and represents: 1. that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; 2. that this Lease is binding upon Tenant; 3. that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located; 4. that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and 5. that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a corporation, Tenant will, within ten (10) Business Days after the later of (i) request therefor by Landlord, or (ii) the date this Lease is executed by Landlord and Tenant, deliver to Landlord a copy of a resolution of Tenant's board of directors authorizing or ratifying the execution and delivery of this Lease, which resolution will be duly certified to Landlord's satisfaction by the secretary or assistant secretary of Tenant.

         I. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease. At any time during the Lease Term, Tenant shall provide Landlord, upon forty-five (45) days' prior written notice from Landlord, with a current consolidated financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles (or, in the case of any Japanese or other foreign entity, in accordance with the Japanese or other foreign accounting standards applicable to such entity) and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

         J. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease. This Lease shall create the relationship of Landlord and Tenant between the parties hereto, and no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to purchase or sale, which may not be assigned by Tenant except as expressly provided in this Lease.

         K. This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon Landlord and Tenant and their respective permitted successors and assigns.

         L. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term.

         M. The headings and titles to the paragraphs of this Lease are for convenience only and shall have no effect upon the construction or interpretation of any part hereof.

         N. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if any, executed by each Guarantor Is delivered to and accepted by Landlord, and this Lease has been approved by Landlord's Mortgagees, if required.

XXXVII. ENTIRE AGREEMENT. This Lease Agreement, including the following
        Exhibits:

           EXHIBIT A-1  - Legal Description of Park

           EXHIBIT A-2  - Outline of Premises

           EXHIBIT B-1 - Schedule of Base Rental

           EXHIBIT C   - Work Letter Agreement (if required)

           EXHIBIT D   - Rules and Regulations

           EXHIBIT E   - Additional Terms

           EXHIBIT F   - Expansion Rights

           EXHIBIT G   - Guaranty

           EXHIBIT H   - Cleaning and Janitorial Specifications

           EXHIBIT I   - Subordination, Attornment and Non-Disturbance Agreement

constitutes the entire agreement between the parties hereto with respect to the subject matter of this Lease. TENANT EXPRESSLY ACKNOWLEDGES AND AGREES THAT LANDLORD HAS NOT MADE AND IS NOT MAKING, AND TENANT, IN EXECUTING AND DELIVERING THIS LEASE, IS NOT RELYING UPON, ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS LEASE. ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE MADE BETWEEN THE PARTIES ARE MERGED IN THIS LEASE WHICH ALONE FULLY AND COMPLETELY EXPRESSES THE AGREEMENT OF THE PARTIES, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATION NOT EMBODIED IN THIS LEASE. THIS LEASE MAY BE MODIFIED ONLY BY A WRITTEN AGREEMENT SIGNED BY LANDLORD AND TENANT. LANDLORD AND TENANT EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, ALL OF WHICH ARE HEREBY WAIVED BY TENANT, AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.
ATTEST: /s/ Eric Marx           LANDLORD:           SENTRY WEST JOINT
                                VENTURE, an Illinois joint venture

Name (print): Eric Marx           BY:     EQUITY OFFICE PROPERTIES, INC.,
                                  as agent

                                  By:       /s/ Michael Sheinkop
                                     ------------------------------------------
Name (print):
                                  Name:     /s/ Michael Sheinkop
                                       ----------------------------------------

                                  Title:  Vice President
                                        ---------------------------------------
                           TENANT: INSTITUTE FOR BIOLOGICAL RESEARCH
                           AND DEVELOPMENT, a Delaware Corporation

ATTEST:   /s/ Grace R. Davis

                                   By:       /s/ Thomas B. Semler
                                      -----------------------------------------

Name (print): Grace R. Davis       Name:     /s/ Thomas Semler
             -----------------          ---------------------------------------

/s/ Dorothy Soteriou               Title:  Executive Vice President and CFO
                                         --------------------------------------
Name (print) Dorothy Soteriou
             -----------------

                                 FIRST AMENDMENT

                  This First Amendment (the "Amendment") is made and entered into as of the day of 1994, by and between SENTRY WEST JOINT VENTURE, an Illinois joint venture ("Landlord") by its agent, Equity Office Properties, Inc. and INSTITUTE FOR BIOLOGICAL RESEARCH AND DEVELOPMENT, a Delaware corporation ("Tenant").

                                   WITNESSETH

                  A. WHEREAS, Landlord and Tenant are parties to that certain lease dated the 1st day of February, 1994, currently containing approximately 11,032 rentable square feet of space described as Suite No. 100 on the first floor ("Original Premises") of the building commonly known as Gwynedd Hall - Sentry Park West, and the address of which is 1777 Sentry Parkway West, Blue Bell, Montgomery County, State of Pennsylvania (the "Building"), which lease has not been previously amended or assigned (the "Lease"); and

                  B. WHEREAS, Tenant desires to lease additional space consisting of approximately 10,540 rentable square feet on the first floor of the Building (the "Expansion Space"), as shown on Schedule 1 to Exhibit F of the Lease as Offering Space A and Offering Space B (the Original Premises and Expansion Space are sometimes collectively referred to as the "Premises"), and Landlord is willing to do the same on the terms and conditions set forth below;

                  C. WHEREAS, the Lease by its terms shall expire on February 28, 1998 ("Prior Termination Date"), and the parties desire to extend the Lease, all an the term and conditions set forth below.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

                  I. EXPANSION. Effective December 1, 1994 ("Expansion Effective Date"), the Premises is increased from 11,032 rentable square foot on the first floor to 21,572 rentable square feet on the first floor by the addition of the Expansion Space. The lease term for the Expansion Space shall commence on the Expansion Effective Date and end on the Extended Termination Date (as hereinafter defined). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

                  II. EXTENSION. The Lease Term is hereby modified from forty-eight (48) months and seven (7) days expiring on February 26, 1996 ("Prior Termination Date") to seventy-eight (78) months and seven (7) days ("Extended Lease Term") expiring on August 31, 2000 ("Extended Termination Date"), unless sooner terminated in accordance with the terms of the Lease. That portion of the Lease Term commencing the day immediately following the Prior Termination Date ("Extension Date") and ending on the Extended Termination Date should be referred to herein as the "Extended Term."

                  III. MONTHLY BASE RENTAL. Section A of Exhibit B-1 to the Lease (Schedule of Base Rental) is hereby deleted in its entirety and replaced with the following Section A:

                           "Tenant shall pay Landlord the sum of One Million Eight Hundred Eighty-Four Thousand Sixty-Nine and 52/100's Dollars ($1,884,069.52) as Base Rental for the Lease Term in monthly installments as follow:

                           1. One (1) installment in the amount of $2,930.41 for the period beginning February 22, 1994 and ending February 28, 1994.

                           2. Nine (9) equal monthly installments of $11,721.50 each payable on or before the first day of each month during the period beginning March 1, 1994 and ending November 30, 1994.

                           3. Fifteen (15) equal monthly installments of $22,920.25 each payable on or before the first day of each month during the period beginning October 1, 1994 and ending February 29, 1996.

                           4. Fifty-four (54) equal monthly installments of $26,515.59 each payable on or before the first day of each month during the period beginning March 1, 1996 and ending August 31, 2000."

                  IV. TENANT'S PRO RATA SHARE. For the period commencing with the Expansion Effective Date and ending on the Extended Termination Date, Tenant's Pro Rata Share for the Premises (inclusive of the Expansion Space) shall be 9.987%, it being agreed that Tenant shall pay for Tenant's Pro Rate Share of Basic Costs for the Expansion Space in accordance with the terms and conditions of Exhibit B-2 to the Lease, including, without limitation, a 1994 Base Year.

                  V. IMPROVEMENTS TO EXPANSION SPACE. Landlord shall perform Landlord Work in the Expansion Space in accordance with the terms and conditions of Exhibit C to the Lease, including without limitation, the Plans described in Exhibit C to the Lease (to the extent applicable to the Expansion Space). Landlord agrees to proceed in good faith to complete the

Landlord Work in the Expansion Space within a reasonable time following the execution of this Amendment. Notwithstanding the foregoing, the Expansion Effective Date and, accordingly, Tenant's obligation to pay Base Rental and Additional Base Rental for the Expansion Space shall not be postponed as a result of Landlord's failure to complete the Landlord Work by the Expansion Effective Date, it being agreed that the Base Rental Abatement set forth in
Article VI.1 hereof is intended to compensate Tenant for any such delays. Notwithstanding the foregoing, if the Landlord Work in the Expansion Space is not substantially completed on or before eighty-four (84) days after the date on which a copy of this Amendment, executed by Tenant, is delivered to Landlord (the "Inside Completion Date"), Tenant, as its sole remedy, shall be entitled to receive a credit against Base Rental in the amount of $368.18 per day for each day in the period beginning on the Inside Completion Date and ending on the earlier to occur at (x) the day prior to the date on which the Landlord Work in the Expansion Space is substantially completed and (y) the day prior to the date the Landlord Work in the Expansion Space would have been substantially completed absent any Delays by Tenant and events of Force Majeure. Such Rent credit shall be applied against Base Rental beginning on June 1, 1995 and shall continue from day to day thereafter until Tenant has received the full value of the Rent credit provided herein. In addition, if the Landlord Work in the Expansion Space is not substantially completed by one hundred eighty (180) days after the date on which a copy of this Amendment, executed by Tenant, is delivered to Landlord, as such date shall be extended on a day by day basis by the number of days of delay resulting from Tenant Delays and events of Force Majeure (the "Outside Completion Date"), then Tenant, as its sole remedy, shall be entitled to terminate this Lease with respect to the Expansion Space only by providing written notice of termination to Landlord by the later to occur of five (5) days after the Outside Completion Date, as the same may be extended, or the date on which Landlord Work in the Expansion Space is substantially completed. Notwithstanding the foregoing, if Landlord determines that it will be unable to substantially complete the Landlord Work in the Expansion Space by the Outside Completion Date, Landlord shall have the right to provide Tenant with written notice (the "Outside Extension Notice") of such inability, which Outside Extension Notice shall set forth the date on which Landlord reasonably believes that it will be able to substantially complete the Landlord Work. Upon receipt of to Outside Extension Notice, Tenant shall have the right to terminate this Lease with respect to the Expansion Space only by providing written notice of termination to Landlord within five (5) days after the date of the Outside Extension Notice. In the event that Tenant does not terminate this Lease with respect to the Expansion Space within such five (5) day period, the Outside Completion Date shall automatically be amended to be the date set forth in Landlord's Outside Extension Notice, as such date may thereafter be extended in accordance the terms hereof.

                  VI. OTHER PERTINENT PROVISIONS. Landlord and Tenant agree that this Lease shall be amended in the following additional respects:

                           1. BASE RENTAL ABATEMENT. Notwithstanding Article III above to the contrary, as long as Tenant shall be entitled to an abatement of Base Rental in the amount of $11,196.75 per month for six (6) consecutive full calendar months period beginning December 1,

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

                           1994 and ending May 31, 1995 (the "Base Rental Abatement Period"). The total amount of Base Rental abated during the Base Rental Abatement Period shall equal Sixty-Seven Thousand One Hundred Ninety-Two and 50/100 Dollars ($67,192.50) (the "Abated Base Rental"). In the event Tenant defaults at any time during the Lease Term, all Abated Base Rental shall immediately become due and payable. The payment by Tenant of the Abated Base Rental in the event of a default shall not limit or effect any of the Landlord's other rights, pursuant to this Lease or at law or in equity. During the Base Rental Abatement Period, only Base Rental shall be abated and all Additional Base Rental and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

                           2. Paragraph 2 of Exhibit F, Right of First
                           Offering/Refusal, is hereby deleted in its entirety and rendered null and void and of no further force and effect.

                           3. Promptly following the execution and delivery of this First Amendment by Tenant and Landlord, Landlord will use reasonable efforts to cause its existing mortgagee to enter into an amendment to the existing non-disturbance, subordination and attornment agreement between Tenant and such mortgagee, which amendment shall extend the scope of such non-disturbance, subordination and attornment agreement to include the Expansion Space. "Reasonable efforts" of Landlord shall not require Landlord to incur any cost, expense or liability to obtain such agreement. It being agreed that Tenant shall be responsible for any fee or review costs charged by the mortgagee. Upon request of Landlord, Tenant will execute the mortgagee's form of non-disturbance, subordination and attornment agreement and return the same to Landlord for execution by the mortgagee. Landlord's failure to obtain a non-disturbance, subordination and attornment agreement for Tenant shall have not effect on the rights, obligations and liabilities of Landlord and Tenant or be considered to be a default by Landlord hereunder.

                  VII.     MISCELLANEOUS.

                           A. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or

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

                           agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

                           B. Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and affect.

                           C. In the case of any inconsistency between the provisions of the Lease and this Amendment the provisions of this Amendment shall govern and control. Under no circumstances shall this Amendment be deemed to grant Tenant any further right to expand the Premises or extend the Lease, provided, however, any such additional rights specifically provided Tenant in the Lease are not hereby relinquished or waived.

                           D. Submission of this Amendment is not an offer to enter into this Amendment but rather a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.

                           E. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.

                           F. Tenant hereby represents to Landlord that Tenant has dealt with Grubb & Ellis in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Amendment.

                  IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

WITNESS; ATTESTATION                                 LANDLORD:

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

                                  SENTRY WEST JOINT VENTURE,
                                  an Illinois joint venture

                                  By: EQUITY OFFICE PROPERTIES, INC.,
as agent

-------------------               By: /s/ Michael Sheinkop
                                     ------------------------------------------


-------------------               Name: Michael Sheinkop

                                  Title: Vice-President, Asset Management

                                  TENANT:

                                  INSTITUTE FOR BIOLOGICAL RESEARCH
                                  AND DEVELOPMENT, a Delaware corporation

/s/ Grace Davis
-------------------               By:    /s/ Thomas B. Semler

Executive Secretary               Name: Thomas B. Semler
-------------------
                                  Title:   Executive Vice-President and Chief
                                           Financial Officer



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